UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Road Marshall, Inc.

(Exact name of registrant as specified in its charter)

Date: April 20, 2016

Delaware	7371	00-0000000
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

194 Pandan Loop #05-08 Singapore 128383

  Issuer's telephone number: +65 66848088

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	7,250,000	$0.005	$36,250	$3.65

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

Road Marshall, Inc.

7,250,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Road Marshall, Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. As of the date of this registration statement it should be noted that our company is currently a shell company. We are not however, a blank check company.

In this public offering we, “Road Marshall, Inc.” are offering 5,000,000 shares of our common stock and our selling shareholders are offering 2,250,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Engchoon Peh. Mr. Peh is deemed to be an underwriter of this offering. The selling shareholders are also deemed to be underwriters of this offering. There is uncertainty that we will be able to sell any of the 5,000,000 shares being offered herein by the Company. Mr. Peh will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.005 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholders will be sold at a fixed price of $0.005 for the duration of the Offering. Assuming all of the 5,000,000 shares being offered by the Company are sold, the Company will receive $25,000 in gross proceeds. Assuming 3,750,000 shares (75%) being offered by the Company are sold, the Company will receive $18,750 in net proceeds. Assuming 2,500,000 shares (50%) being offered by the Company are sold, the Company will receive $12,500 in net proceeds. Assuming 1,250,000 shares (25%) being offered by the Company are sold, the Company will receive $6,250 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

In their audit report dated December 11, 2015, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

Currently, our Chief Executive Officer Engchoon Peh and our Chief Operating Officer Zhencong Bai, together own approximately 64% of the voting power of our outstanding capital stock. After the offering, assuming all of their personal shares that are being registered herein and those shares being offered on behalf of the company are sold, both Mr. Peh and Mr. Bai will together have the ability to control approximately 50.33% of the voting power of our outstanding capital stock.

Currently, our officers and directors together own 100% of our outstanding voting stock. If all of the shares being registered herein are sold our officers and directors will collectively control 75.83% of our outstanding voting stock.

Currently, our Chief Executive Officer Engchoon Peh owns 3,750,000 shares of restricted common stock and 50,000 shares of preferred stock. Every one share of preferred stock is equivalent to the voting rights of 100 shares of common stock.

Currently, our Chief Operating Officer Zhencong Bai owns 2,250,000 shares of restricted common stock and 50,000 shares of preferred stock. Every one share of preferred stock is equivalent to the voting rights of 100 shares of common stock.

*Engchoon Peh will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Peh’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of Mr. Peh’s shares, they will be sold at a fixed price of $0.005 for the duration of the offering.

The Company estimates the costs of this offering at $40,000. All expenses incurred in this offering are being paid for by Engchoon Peh, our Chief Executive Officer. There has been no public trading market for the common stock of Road Marshall, Inc.

The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is __________________.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For the duration of this offering all dealers and or sellers that effect transactions in these securities, whether or not participating in this offering, are required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 7,250,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘Road Marshall,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Road Marshall, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending September 30th. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

Road Marshall, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on September 17, 2015.

Road Marshall, Inc. is a technology company engaged in the development of a mobile application for iOS and Android devices.

The Company’s executive offices are located at 194 Pandan Loop #05-08 Singapore 128383.

Our activities have been limited to developing our business and financial plans. At present we have not yet begun generating revenue and have experienced a net loss of $9,910. Our application, Road Marshall, has been downloaded five times.

*Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:

(1)  No or nominal operations; and

(2)  Either:

(i)    No or nominal assets;

(ii)   Assets consisting solely of cash and cash equivalents; or

(iii)  Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.  The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is, therefore, a shell company as defined under Rule 405.

-The Company’s shell company status results in the following consequences:

-The Company is ineligible to file a registration of securities using Form S-8; and

-Rule 144 is unavailable for transfers of our securities until we have ceased to be a shell company, are subject to the reporting requirements of the Exchange Act; we have filed Exchange Reports for 12 months and a minimum of one year has elapsed since the filing of Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

*There is the possibility, due to our status as a shell company, we may be unable to fully fulfill or carry out our intended business operations and that you may lose your entire investment if this should occur.  There are a substantial number of steps that need to be taken to fulfill our business plan.

We believe we need to raise $25,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations. Road Marshall, Inc. is a company with the intent to become one of the, if not the primary, leading publicly traded iOS and Android application development and promotion companies in the industry. Our proprietary application,which is fully developed but not yet being marketed, is called Road Marshall. Road Marshall is an application which will be invaluable to its users in the event of car trouble and should revolutionize the way tow truck companies are found within the United States, and eventually around the world. The Company intends to monetize the mobile application through third party advertisements. Our application is described in further detail in our business information section beginning on page 15.

We will receive proceeds from the sale of 5,000,000 shares of our common stock and intend to use the proceeds from this offering to further develop and market our mobile application known as “Road Marshall.” There is uncertainty that we will be able to sell any of the 5,000,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $40,000, are being paid for by the Company’s Chief Executive Officer, Engchoon Peh. The maximum proceeds to us from this offering ($25,000) will satisfy our basic subsistence level, cash requirements for up to 12 months. 75% of the possible proceeds from the offering by the company ($18,750) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($12,500) will sustain us for up to 6 months, and 25% of the proceeds ($6,250) will sustain us for up to 3 months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. During the 12 months following the completion of this offering, we intend to continue our current business plan and increase operations relating to the development and marketing of our mobile application.

In their audit report dated December 11, 2015, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our Chief Executive Officer Engchoon Peh may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be adversely effected and may have to curtail operations or continue operations at a limited level that is financially suitable for the Company.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 15,000,000 shares of Common Stock and 100,000 shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 7,250,000 shares. These shares represent 5,000,000 additional shares of common stock to be issued by us and 2,250,000 shares of common stock by our selling stockholders. We may endeavor to sell all 5,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.005 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.005 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the company. Mr. Peh will clarify for investors at the time of purchase whether the proceeds are going to the company or directly to himself.

*Mr. Peh will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. Peh’s shares, they will be sold at a fixed price of $0.005 for the duration of the offering.

*Mr. Peh will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Peh’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Peh intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Peh will decide whether shares are being sold by the Company or by Mr. Peh himself.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

5,000,000 shares of common stock, at a fixed price of $0.005 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	2,250,000 shares of common stock, at a fixed price of $0.005 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.005 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	15,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	20,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.005.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.005 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for working capital, marketing and further development of our mobile application “Road Marshall.”

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 7,250,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Engchoon Peh will sell the 5,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $40,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

After the offering, assuming all of their personal shares that are being registered herein and those shares being offered on behalf of the company are sold, both Mr. Peh and Mr. Bai will together have the ability to control approximately 50.33% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We have a limited operating history.

We have a limited operating history and do not have a meaningful historical record of sales and revenues nor do we have an established business track record. While we believe that we have the opportunity to be successful in the mobile application industry, there can be no assurance that we will be successful in accomplishing our business initiatives, or that we will be able to achieve any significant levels of revenues or net income, from our mobile application, “Road Marshall.”

The ownership of our mobile application “Road Marshall” was transferred to us in its entirety not through a formal agreement, but through a board resolution signed by our officers and directors of whom were the previous owners of the mobile application.

Because there was no formal agreement regarding the transfer in ownership of our mobile application “Road Marshall” this may impair your ability to sell shares in our company. A potential buyer of our stock may negatively regard such action that we have taken regarding the exchange in ownership. Additionally, this may limit our own ability to attract investors, which would negatively impact the value of your shares of stock.

The mobile application industry is subject to rapid technological change and, to compete, we must continually enhance our mobile Apps and custom development services.

We must continue to enhance and improve the performance, functionality and reliability of our mobile application, Road Marshall. The mobile application industry is characterized by rapid technological change, changes in user requirements and preferences, frequent new product and services introductions embodying new technologies and the emergence of new industry standards and practices that could render our products and services obsolete. Our success will depend, in part, on our ability to both internally develop and license leading technologies to enhance our existing application, services that address the increasingly sophisticated and varied needs of our customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of our technology and other proprietary technology involves significant technical and business risks. We may fail to use new technologies effectively or to adapt our proprietary technology and systems to customer requirements or emerging industry standards. If we are unable to adapt to changing market conditions, customer requirements or emerging industry standards, we may not be able to increase our revenue and expand our business.

Major network failures could have an adverse effect on our business.

Our technology infrastructure is critical to the performance of our application and customer satisfaction. Apps run on a complex distributed system, or what is commonly known as cloud computing. We will own, operate and maintain the primary elements of this system, but some elements of this system are operated by third parties that we do not control and which would require significant time to replace. We expect this dependence on third parties to continue. Major equipment failures, natural disasters, including severe weather, terrorist acts, acts of war, cyber-attacks or other breaches of network or information technology security that affect third-party networks, communications switches, routers, microwave links, cell sites or other third-party equipment on which we rely, could cause major network failures and/or unusually high network traffic demands that could have a material adverse effect on our operations or our ability to provide service to our customers. These events could disrupt our operations, require significant resources to resolve, result in a loss of customers or impair our ability to attract new customers, which in turn could have a material adverse effect on our business, prospects, results of operations and financial condition.

If we experience significant service interruptions, which could require significant resources to resolve, it could result in a loss of users or impair our ability to attract new users, which in turn could have a material adverse effect on our business, prospects, results of operations and financial condition.

In addition, with the growth of wireless data services, enterprise data interfaces and Internet-based or Internet Protocol-enabled applications, wireless networks and devices are exposed to a greater degree to third-party data or applications over which we have less direct control. As a result, the network infrastructure and information systems on which we rely, as well as our customers’ wireless devices, may be subject to a wider array of potential security risks, including viruses and other types of computer-based attacks, which could cause lapses in our service or adversely affect the ability of our customers to access our service. Such lapses could have a material adverse effect on our business, prospects, results of operations and financial condition.

Defects in our mobile app may adversely affect our business.

Tools, code, subroutines and processes contained within mobile apps may contain defects when introduced and also when updates and new versions are released. Our introduction of a mobile app with potential defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, prospects, financial condition and results of operations.

Technology is constantly undergoing significant changes and evolutions and it is imperative that we keep up with an ever changing technological landscape in order to ensure the continued use and viability of our application.

Our industry is categorized by rapid technological progression and ever increasing innovation. While we believe ourselves to currently offer the best mobile application relating to road side assistance to suit the unique needs of our users we will need to constantly work on improving our current assets (mobile application) in order to keep up with technological advances that will almost certainly occur. Should we fail to do so our business may be adversely affected.

Strong competition in the mobile application market could decrease our market share.

The mobile application industry is highly competitive. We compete with companies which may offer similar applications to our own. In addition, some of our competitors may have substantially greater name recognition and financial and other resources than we have, which may enable them to compete more effectively for the available market share. We also expect to face increased competition as a result of new entrants to the mobile application industry, including established and emerging companies which create and/or market mobile applications. We may not be able to compete successfully against current or future competitors and may face competitive pressures that could adversely affect our business or results of operations.

If we are the subject of an intellectual property infringement claim, the cost of participating in any litigation could cause us to go out of business.

There has been, and we believe that there will continue to be, significant litigation and demands for licenses in our industry regarding patent and other intellectual property rights. Although we anticipate having a valid defense to any allegation that our current products,  production methods and other activities infringe the valid and enforceable intellectual property rights of any third parties, we cannot be certain that a third party will not challenge our position in the future. Other parties may own patent rights that we might infringe upon with our products or other activities, and our competitors or other patent holders may assert that our products, and the methods we employ, are covered by their patents. These parties could bring claims against us that would cause us to incur substantial litigation expenses and, if successful, may require us to pay substantial damages. Some of our potential competitors may be better able to sustain the costs of complex patent litigation and, depending on the circumstances, we could be forced to stop or delay our research, development, manufacturing or sales activities. Any of these costs could cause us to go out of business.

We operate in a highly competitive market with rapid technological change, and we may not have the resources needed to compete successfully.

The mobile application industry is a highly competitive market that is characterized by rapid changes in our users’ technological requirements, expectations and evolving market standards. Competitors vary in size and organization from individuals with the capability to produce applications to startups to established corporations and software companies. Each of these competitors may develop applications or other technologies that are superior to the application we are offering. We may not have the resources necessary to acquire or compete with technologies being developed by our competitors, which may render our application less competitive or obsolete.

Our current success and future growth depend on the continued acceptance of the Internet and the corresponding growth in mobile application usage.

Our business, to a large extent, relies on the Internet for its success. A number of factors could inhibit the continued acceptance of the Internet and adversely affect our profitability, including:

• Inadequate Internet infrastructure;

• Security and privacy concerns; and

• The unavailability of cost-effective Internet service and other technological factors.

If Internet use decreases, or if the number of mobile application users does not increase, our business may not grow as planned.

Government regulations relating to the Internet could increase our cost of doing business, affect our ability to grow or otherwise have a material adverse effect on our business.

The increasing popularity and use of the Internet and mobile applications has led, and may lead, to the adoption of new laws and regulatory practices in the United States or foreign countries and to new interpretations of existing laws and regulations. These new laws and interpretations may relate to issues such as online privacy, copyrights, trademarks and service marks, sales taxes, fair business practices and the requirement that online education institutions qualify to do business as foreign corporations or be licensed in one or more jurisdictions where they have no physical location or other presence. New laws, regulations or interpretations related to doing business over the Internet could increase our costs and materially and adversely affect our enrollments, revenues and results of operations.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

There is a conflict of interest that exists due to the fact that our Officers and Directors have outside obligations in which they serve other positions.

Because our Officers and Directors serve other outside positions they are only able to focus on advancing our business operations part time. Each of our Officers and Directors currently devotes between 10-20 hours per week in regards to our operations. It should be noted however, that the amount of time our Officers and Director’s may allocate to our business activities may increase or decrease in the future. We can not accurately predict however, if this will occur for certain or what exact events will cause our Officers and Directors to allocate more time or less time to our operations.

Our mobile application generates and processes a large amount of data, and the improper use or disclosure of such data could harm our reputation as well as have a material adverse effect on our business and prospects.

Our mobile application generates and processes a large quantity of data. We face risks inherent in handling large volumes of data and in protecting the security of such data. This includes protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior by our employees; addressing concerns related to privacy and sharing, safety, security and other factors; and complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and government authorities relating to such data. Any systems failure or security breach or lapse that results in the release of user data could harm our reputation and brand and, consequently, our business, in addition to exposing us to potential legal liability.

As we expand our operations, the laws, rules and regulations of other jurisdictions may impose more stringent or conflicting requirements and penalties, compliance with which could require significant resources and costs. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any regulatory requirements or privacy protection-related laws, rules and regulations could result in proceedings or actions against us by governmental entities or others. These proceedings or actions may subject us to significant penalties and negative publicity, require us to change our business practices, increase our costs and severely disrupt our business.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the mobile application industry is of significant importance to the success of our business. A well recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the mobile application industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market; our ability to deliver our online platform and to ensure that it is seen as continually valuable within the mobile application industry.

We will conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Due to the Company operating as a going concern, and there is a possibility that we may never be profitable, there is the possibility that you may lose all or part of your investment.

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, negative cash flow from operating activities, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

Due to the Company operating as a going concern, and there is a possibility that we may never be profitable, there is the possibility that you may lose all or part of your investment.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

Due to the fact that our directors and officers reside outside the United States our shareholders may have difficulties effecting service of process against them.

The difficulties shareholders could face when attempting to effect service of process against our foreign officers and directors include, but are not limited to, the following:

-	Effecting service of process within the United States;
-	Enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;
-	Enforcing judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws in foreign courts against your officers; and
-	Bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against your officers.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General Economic Conditions;

• The number users utilizing our mobile application;

• Our ability to retain, grow our business and attract new clients;

• Administrative Costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Currently, our Chief Executive Officer Engchoon Peh and our Chief Operating Officer Zhencong Bai, together own approximately 40% of the voting power of our outstanding capital common stock. Additionally, Engchoon Peh and Zhencong Bai each beneficially owns or has the right to vote on an additional 50,000 shares of outstanding preferred stock As a result, they have a substantial voting power in all matters submitted to our stockholders for approval. Additionally, our officers and directors together as a group own 100% of our outstanding voting stock. If all of the shares being registered herein are sold our officers and directors will collectively control 75.83% of our outstanding voting stock. As a group our officers and directors have substantial voting power in all matters including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, all of our officers and directors substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by any of our officers and or directors could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Our officers’ and directors’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

At present we rely heavily upon Mr. Peh for additional capital in order to fund our development.

Engchoon Peh has informally agreed to advance funds “on a need be basis” to allow us to pay for filing fees, and professional fees that we may incur. At present, with our application fully developed, we do not believe we will require substantial additional financing from Mr. Peh, however without additional funding we will be unable to grow and market our business in the manner we intend to. Our business operations cannot progress further without additional financing, and Mr. Peh may not be willing to provide it to us if we are unable to raise the $25,000 we are seeking in this offering. In the event that we cannot raise the money we seek, we may be forced to halt or suspend our proposed marketing and business activities and our application may not have the capability to begin generating profits which could result in a loss of all or part of your investment in our company.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and Director, have limited experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our Officers and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our Officers and Directors lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies and with serving as an Officer and or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officers’ and Director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock and 20,000,000 shares of preferred stock, of which 15,000,000 shares of common stock and 100,000 shares of preferred stock are issued and outstanding as of April 20, 2016. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently, each one (1) share of Preferred Stock shall have voting rights held at all stockholders’ meetings for all purposes, including election of directors equal to one hundred (100) shares of common stock.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have no assets , we are still considered a “shell company” pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Road Marshall, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Engchoon Peh will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since he is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

As previously mentioned Mr. Peh is going to be selling shares on behalf of the Company in this offering. Mr. Peh is also simultaneously having his shares registered for resale. This conflict of interest could divert Mr. Peh’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. Several factors that could result are less monies raised by the company, and less desire to purchase shares by investors to name a few negative consequences. Because of this your investment could be adversely affected.

Our Chief Executive Officer and Director, Engchoon Peh does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Peh does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer Engchoon Peh, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $40,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. Following effectiveness of this Registration Statement we plan to file Form 8-A . Additionally, we plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The tables and information below are derived from our financial statements which are included herein in their entirety beginning on page F1.

Balance Sheet

September 30,
2015
ASSETS

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:

Accrued Expenses	$8,000

Total Current Liabilities	8,000

STOCKHOLDERS' DEFICIT
Preferred stock ( $.0001 par value, 20,000,000 shares authorized; 100,000 issued and outstanding as of September 30, 2015)	10
Common stock ($.0001 par value, 500,000,000 shares authorized, 15,000,000 shares issued and outstanding as of September 30, 2015)	1,500

Additional Paid in Capital	400

Accumulated Deficit	(9,910)
Total Stockholders' Deficit	(8,000)
TOTAL LIABILITIES & DEFICIT	$-

Statement of Operations

For the period from September 17, 2015 (date of inception) to September 30, 2015

Operating Expenses

Selling General and Administrative	$9,910
Total Operating Expenses	9,910

Net loss	$(9,910)

Net loss per common share, basic and diluted	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	2,142,857

Balance Sheets

	December 31,	September 30,
	2015 (unaudited)	2015
ASSETS

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:

Accrued Expenses	$9,822	$8,000

Total Current Liabilities	9,822	8,000

STOCKHOLDERS' DEFICIT:
Preferred stock ($.0001 par value, 20,000,000 shares authorized; 100,000 issued and outstanding as of December 31, 2015 and September 30, 2015)	10	10

Common stock ($.0001 par value, 500,000,000 shares authorized, 15,000,000 shares issued and outstanding as of December 31, 2015 and September 30, 2015)	1,500	1,500

Additional Paid in Capital	10,900	400

Accumulated Deficit	(22,232)	(9,910)
Total Stockholders' Deficit	(9,822)	(8,000)
Total LIABILITIES & Stockholders’ DEFICIT	$-	$-

Statement of Operations

		For the three months ended
		December 31, 2015 (unaudited)

Operating Expenses

Selling, General and administrative	$
		12,322
Total Operating Expenses		12,322

Net loss		$(12,322)

Net loss per common share, basic and diluted		$(0.00)

Weighted average number of common shares outstanding, basic and diluted		15,000,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash balance is $0 as of December 31, 2015. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from our Chief Executive Officer, Engchoon Peh, who has informally agreed to advance funds “on a need be basis” to allow us to pay for filing fees, and professional fees that we may incur. Mr Peh however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $25,000 of funding from this offering. If we are not able to raise the minimum $25,000, which may be a possibility if we only raise a portion of the funds we are looking for in this offering, then we may be forced to significantly scale back our planned operations or alternatively conduct another round of fundraising. In the event that we are not able to raise what we feel is the minimum amount required to implement our business plan at our desired level, then we will need to scale back how much money is allocated to every step of our process. For specific reference on how the money we raise in this offering is to be allocated at every level of funding, please see our ‘Use of Proceeds’ section on page 18. Being a start-up stage company, we have a very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing. We have decided to raise $25,000, which we believe will only fund our operations through one year, because we are a start up company with minimal operations and no assets . We do not believe seeking more funding than we strictly require for one year would be appropriate, and if we are able to raise the money we are seeking in this offering we believe that will be sufficient to get us to the point where we can begin generating revenue and become profitable.

We are a start-up stage company and have not generated any revenue to date. Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan. The exact amount of funding will depend on funding required for full implementation of our business plan.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to carry out our proposed operations but we cannot guarantee that once we enact such operations we will stay in business after doing so. If we are unable to market our mobile application and generate future revenue we may quickly use up the proceeds from this offering and will need to find alternative sources of funding. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Mobile Application Industry

The mobile application industry was seemingly created when the Apple iPhone was introduced in 2007 and has since grown to an industry that could be worth as much as $100 billion by the end of 2015. The mobile application industry has experienced unprecedented growth because of the widespread popularity of smartphones and other mobile devices that have transformed electronic gaming, internet retailing and social networking. Apple and Google have made highly profitable relationships with app developers, who have developed a tremendous range of mobile applications of countless types that are available on a number of marketplaces where apps are sold. Additionally, their smaller, but not insubstantial, competitors such as Blackberry RIM, Facebook and Amazon have carved out niches in the market for themselves. The future for this industry looks brighter than ever and shows no indication of slowing down in the near future.

Since the creation of the first iPhone, where users could experience the convenience and functionality of these pocket-sized devices, these mobile applications are becoming increasingly common in our daily life. According to Mobilewalla.com, a website dedicated to cataloging and rating apps, the one millionth app was made available to users in December, 2011. It took only four years for one million apps to be created, and this unprecedented growth has grown even stronger and more impressive as time goes on. While many of these apps are duplications of existing apps, or alternatively very similar apps with minor cosmetic differences and variations (e.g. an app created for the iPhone and the iPad would be counted twice) this has nevertheless been an overwhelming display of interest in such a new industry. Every week there are as many as 15,000 apps released currently.

Smartphone usage grows globally every day and it is widely accepted that there will be more and more apps developed in order to keep up with this ever increasing marketplace. “In a 2011 study conducted jointly by Google and Ipsos MediaCT Germany, data was obtained via random telephone interviews from amongst the general populations of the United States, United Kingdom, Germany, France, and Japan. The highest reported smartphone ownership was found in the United Kingdom (45% of those interviewed) and the United States (38% of those interviewed). Even more telling is the 50% increase in ownership that occurred in the United Kingdom between the first phase of the research conducted in January and February of 2011 and the latter phase in September and October of that year (The Mobile Movement, 2011). There is clearly a shift in usage from computers to mobile devices.”

Smartphones outsold personal computers in 2010 for the first time and this caused many tech analysts to shift their attention to these handheld devices. During the fourth quarter of 2010 saw 100.9 smartphones shipped worldwide, and for comparison during the fourth quarter of 2009 only 53.9 million units had been shipped. The number almost doubled in as little as one year! “According to Flurry, a company that collects mobile-software data and provides consulting services to software developers, in 2011, smartphone and tablet shipments exceeded the shipments of desktop and notebook computers combined. Software developers are increasingly realizing that in the near future smartphones could replace many core functions of personal computers, such as e-mailing, instant messaging, web browsing, and even gaming (Smartphone Mobile Applications To Overtake Standard Websites in Near Future, 2012). Further, in comparing publically available data pertaining to Internet usage with their own client data concerning mobile app usage, Flurry concluded that users are spending more time on mobile apps than on the Internet (Newark-French, 2011).”

“Evidence also suggests that these devices are becoming more and more important in people’s lives. In another study conducted by Google in partnership with Ipsos OTX MediaCT, 5,013 adults in the United States who identified themselves as using a smartphone to access the Internet were interviewed in the last quarter of 2010. Eighty-nine percent of those interviewed reported using their smartphones throughout the day and 68% reported having used an app in the previous week. Seventy-nine percent of respondents reported using their smartphones to help with shopping, and 22% reported using apps on their smartphones to make purchases (The Mobile Movement, 2011).”

Even the United States government has taken note of the growing rise in mobile application usage and the advantages that could be gained through creating their own government backed applications to be made available to the public. President Obama ordered, in May 2013, that all major federal agencies make at least two public services available on mobile phones. There has been hope that this initiative will prompt the government and mobile app industry developers to facilitate the creation of applications to take full advantage of government data.

“Smartphones contain many of the same components as personal computers. Every smartphone has a processor, random access memory stick(s), USB ports, display adapters, and internal storage devices. Users may even customize and upgrade their devices to suit their individual needs. For example, a user who wishes to use the smartphone for gaming can purchase a device with a multi-core processor and additional storage to hold large games. Most smartphones are also equipped with a touchscreen obviating the need for a physical key board. USB peripherals such as audio headphones and data transfer cables are also available for smartphones (Coustan & Strickland, n.d.).”

“The core software found in a smartphone is called the operating system. The operating system contains all the drivers necessary to carry out instructions between the software and hardware of the device. The operating system can be visualized as a software stack consisting of several layers. First, the kernel manages the drivers that manipulate a smartphone's hardware, such as its built-in camera or USB ports. Middleware contains software libraries which link to mobile applications. The application execution environment contains all the application programming interfaces (APIs) for developers to program new mobile applications for the operating system. Finally, the application suite contains core applications which are packaged with the operating system by default. These applications include phone call software, text messaging, menu screens, calendars, and more. A mobile app is software that a user can install on a smartphone to perform a particular task. For example, Android has a GPS app which allows the user to obtain travel directions in real time, or even track the locations of family members from anywhere in the country (Coustan & Strickland, n.d.). “

The information provided above, along with the general consensus that the mobile application industry has a very bright and successful future, points to the inevitable conclusion that companies will be created to fill this growing demand and experience tremendous success if they are successful. There have been no indications that the industry is going to slow down, and everything points to a continued demand for high quality mobile applications in the future. This of course is in the opinion of the Company.

*Most Industry Information presented was found at: http://www.aabri.com/manuscripts/131583.pdf

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Road Marshall, Inc. was incorporated under the laws of the State of Delaware on September 17, 2015.

On September 29, 2015 the following individuals were appointed as Officers and Directors to the Company.

* Engchoon Peh was appointed Chief Executive Officer and a Director of the Company.

* Guojin Bai was appointed Chief Technology Officer and a Director of the Company.

* Siew Phek Ong was appointed Chief Marketing Officer and a Director of the Company.

* Guobao Bai was appointed Chief Financial Officer, Chief Accounting Officer and a Director of the Company.

* Zhencong Bai was appointed Chief Operating Officer and a Director of the Company.

* Pek San Lam was appointed Chief Channel Officer and a Director of the Company.

On September 29, 2015 the Company issued the following quantities of restricted stock at par value ($0.0001) to the below individuals in exchange for the comprehensive rights and ownership to the mobile application “Road Marshall”, which includes the code and rights to distribute or sell the application through various marketplaces. Following the below share issuances the Company became the owner of the mobile application and the code that makes up the application. There is no formal agreement for the transfer of ownership of the mobile application. The ownership was transferred through a board minute which was approved by the board of directors who are listed below and who received shares for the mobile application.

Name of Individual	Shares of Common Stock Issued	Shares of Preferred Stock Issued
Engchoon Peh	3,750,000	50,000
Guojin Bai	2,250,000	-
Siew Phek Ong	2,250,000	-
Guobao Bai	2,250,000	-
Zhencong Bai	2,250,000	50,000
Pek San Lam	2,250,000	-
Total	15,000,000	100,000

Business Information

Road Marshall, Inc. is a company with the intent to become one of the, if not the primary, leading publicly traded iOS and Android application development and promotion companies in the industry. Our proprietary application that is fully developed is called Road Marshall. Road Marshall is an application which will be invaluable to its users in the event of car trouble and should revolutionize the way tow truck companies are found within the United States, and eventually around the world.

Please see the below pictures of our application Road Marshall. All images can also be seen on our website at: http://www.roadmarshall.com/

One of the most appealing aspects of Road Marshall is the fact that it is so user friendly and easy to use. When a user opens the application they will press the services icon and within moments, assuming the user has connection to the internet, Road Marshall will identify, on a map, the location of the user and show nearby towing services in the area.

The list of nearby towing services will also display the range of prices a user can expect. In the event that a user is experiencing car trouble this will simplify the process of finding assistance in a trying and stressful time. No one wants to experience car trouble and be stuck on the road, but the reality is it happens and Road Marshall will be there to ease the process of finding assistance. At Road Marshall we believe that no one should be left with minimal options when experiencing a breakdown.

On the screen which shows nearby towing companies and trucks the user can click on each company and read reviews written by other users of Road Marshall. This is a key feature to the application, and we will allow all of our users to rate and describe their experiences with companies so that, hopefully, if a company is providing poor quality of service or exorbitant fees the user will know prior to calling them for assistance.

When the ideal towing service is identified the user can directly call the towing service and schedule a tow. Another important aspect is that when the user calls the towing service the location of the application user will be sent directly to the truck driver. This should enable a truck driver to exactly find the application user with no time consuming search process whereby the tow truck driver needs to find the stranded driver. This should serve to significantly decrease the amount of time a user is stranded waiting for assistance.

The tow truck driver then has the ability to provide the user with an ETA for when the driver will arrive. Instead of just waiting and hoping the tow truck driver will show up in a timely manner the user will know exactly how long it will take for the driver to arrive, give or take a few minutes for traffic perhaps, and will be able to plan accordingly and with minimal stress.

Another aspect of Road Marshall, aside from our assistance with towing services, is our feature which allows a user to locate a fast food restaurant in 49 states (Alaska being the exception). We aim to help drivers not only when they are in a time of crisis, but also when they are simply looking to pick up some food on a long drive and don’t want to spend a large amount of time determining what options are nearby. The application will ascertain the user’s position and show fast food restaurants nearby so that the user can choose from a list of options and navigate directly to their restaurant of choice.

With the proceeds from this offering the Company plans to market Road Marshall through a combination of social media, online advertising, and print media such as magazines. However, at this time the Company does not have a definitive plans as to where the proceeds from our offering will be directed as far as marketing is concerned. Despite the fact that our marketing efforts remain in the planning stages we have allocated a definitive marketing budget of $10,000.

It is worth noting that our application Road Marshall is currently free to download and use. The Company intends to monetize the mobile application through third party advertisements. These advertisements could include, but not strictly be limited to, their products, services, and or other mobile applications that are not in direct competition to our own (such as application games for example). At this point in time there are no agreements in place with any specific advertisers, and our plan to monetize our application through advertisements remains in the planning stages.

However, the Company will only begin monetizing the application through advertisements when the application has gained a larger user base. We believe that when a sufficient user base has been achieved then the addition of unobtrusive advertisements will not materially impact the number of users who utilize Road Marshall. There is also the possibility that Road Marshall may insert “in app” purchases whereby a user can purchase upgraded services or products within the app. However, this is speculative and is only mentioned as a possibility down the line if we are not generating sufficient revenue from the use of advertisements alone. At present, no definitive plans are in place for any “in app” purchases.

Employees

As of April 20, 2016 we have six part time employees, all of which are our Officers and Directors.

Currently, our Officers and Directors all have the flexibility to work on our business up to 25 to 30 hours per week, but are prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our Officers/or Directors and or employees.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.005. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $25,000 as anticipated.

The above figures represent only estimated costs for the next 12 months. Engchoon Peh, our CEO, has verbally agreed to loan the company funds to complete the registration process. Mr. Peh will not be repaid from the proceeds of this offering by the Company.

If 5,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Further develop our mobile application “Road Marshall”	$5,000
Marketing of our mobile applications	$10,000
Funding for day to day operations	$10,000
TOTAL	$25,000

If 3,750,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Further develop our mobile application “Road Marshall”	$3,750
Marketing of our mobile applications	$7,500
Funding for day to day operations	$7,500
TOTAL	$18,750

If 2,500,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Further develop our mobile application “Road Marshall”	$2,500
Marketing of our mobile applications	$5,000
Funding for day to day operations	$5,000
TOTAL	$12,500

If 1,250,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Further develop our mobile application “Road Marshall”	$1,250
Marketing of our mobile applications	$2,500
Funding for day to day operations	$2,500
TOTAL	$6,250

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.005 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The below values are calculated without consideration of preferred shares of stock.

Existing Stockholders if 50% of Shares are Sold:
Price per share	$0.0001
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$12,500
Net tangible book value per share after offering	$0.0006
Increase to present stockholders in net tangible book value per share after offering	$0.0005
Capital contributions	$0
Number of shares outstanding before the offering	15,000,000
Number of shares after offering assuming the sale of 50% of shares	17,500,000
Percentage of ownership after offering	85.71%
Existing Stockholders if 100% of the Shares are Sold:
Price per share	$0.0001
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$25,000
Net tangible book value per share after offering	$0.0013
Increase to present stockholders in net tangible book value per share after offering	$0.0012
Capital contributions	$0
Number of shares outstanding before the offering	15,000,000
Number of shares after offering assuming the sale of 100% of shares	20,000,000
Percentage of ownership after offering	75%
Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.005
Dilution per share	$0.0044
Capital contributions	$12,500
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	14.29%
Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share	$0.005
Dilution per share	$0.0037
Capital contributions	$25,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	25%

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 2,250,000 shares of our common stock held by 6 (six) shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 20, 2016 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Engchoon Peh	3,750,000	562,500	3,187,500	15.93%
Guojin Bai	2,250,000	337,500	1,912,500	9.56%
Siew Phek Ong	2,250,000	337,500	1,912,500	9.56%
Guobao Bai	2,250,000	337,500	1,912,500	9.56%
Zhencong Bai	2,250,000	337,500	1,912,500	9.56%
Pek San Lam	2,250,000	337,500	1,912,500	9.56%
Total	15,000,000	2,250,000	12,750,000	63.75%

* Engchoon Peh is the Chief Executive Officer and a Director of the Company.

* Guojin Bai is the Chief Technology Officer and a Director of the Company.

* Siew Phek Ong is the Chief Marketing Officer and a Director of the Company.

* Guobao Bai is the Chief Financial Officer, Chief Accounting Officer and a Director of the Company.

* Zhencong Bai is the Chief Operating Officer and a Director of the Company.

* Pek San Lam is the Chief Channel Officer and a Director of the Company.

PLAN OF DISTRIBUTION

The Company has 15,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 5,000,000 shares of its common stock for sale at the price of $0.005 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Engchoon Peh will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Engchoon Peh is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Engchoon Peh will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Peh is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Peh will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Engchoon Peh will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 5,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.005 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.005 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.005 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Engchoon Peh, our Chief Executive Officer has informally agreed to pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $40,000.

*Mr. Peh will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Peh’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Peh intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Peh will decide whether shares are being sold by the Company or by Mr. Peh himself.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Road Marshall, Inc.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Engchoon Peh along with all of the other selling shareholders named herein are deemed to be underwriters and must sell the securities offered pursuant to this registration statement at a fixed price for the duration of the offering. Individuals who purchase shares directly from the account of the selling shareholder(s) must execute a subscription agreement between them and the respective selling shareholder. They must also deliver a check or certified funds to the seller if the seller agrees to the sell the shares per the transaction. Each respective seller will maintain the funds paid to them as a result of the sales of their personal shares. None will be provided to the Company. The seller must provide the purchaser a physical stock certificate within ninety (90) days of the close of the offering.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 15,000,000 shares of Common Stock and 100,000 shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Every one share of preferred stock shall have voting rights equivalent to one hundred shares of common stock.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent but in the near future we intend to enlist the services of a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by MaloneBailey, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Company is located at 194 Pandan Loop, #05-08, Singapore 128383. The Company’s office space is provided rent free by the Company’s Chief Technology Officer Executive Officer Guojin Bai.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company and Road Marshall, Inc. are provided below:

NAME	AGE	POSITION
Engchoon Peh	43	Chief Executive Officer and Director
Guojin Bai	59	Chief Technology Officer and Director
Siew Phek Ong	59	Chief Marketing Officer and Director
Guobao Bai	61	Chief Financial Officer, Chief Accounting Officer, and Director
Zhencong Bai	33	Chief Operating Officer and Director
Pek San Lam	47	Chief Channel Officer and Director

Engchoon Peh - Chief Executive Officer and Director

Mr. Peh has a Bachelor’s in Accounting and is the business owner of P Express Enterprise., a Singapore Company offering money transfer services, which he founded in 2005 and continues to operate today. Mr. Peh will be actively involved in Road Marshall, and due to his previous business experience and the Company’s belief that he will be able to effectively lead the Company to profitability, this has led to his election to the positions of both Chief Executive Officer and Director.

GuoJin Bai - Chief Technology Officer and Director

Mr. Bai has served as Managing Director of Caliber Technology Pte Ltd., which specializes in mobile application development, voip and software solutions, from 2000-Present. His experience regarding mobile application development has led the Company to the decision to elect him to the office of Chief Technology Officer and to our Board of Directors.

Siew Phek Ong - Chief Marketing Officer and Director

Siew Phek Ong has served as the Managing Director of JP Solutions Pte Ltd., which specializes in mobile applications, from 2009 to Present. Siew Phek Ong has a wealth of experience with strategic planning, development, branding, sales and marketing. The Company believes that she will be able to increase the exposure of Road Marshall due to her business experience and this has led to her appointment as both Chief Marketing Officer and Director.

Guobao Bai Chief Finance Officer, Chief Accounting Officer and Director

Mr. Bai has served as a Director of Seng Huat Distribution Pte Ltd, a company which manufactures Carbon boxes, from 2008 to present. He has also served as Director of AllBest Exchange Pte Ltd, which operates a currency exchange and remittance service, from 2006 to present. In both companies he administrates the financial and risk management operations, including ongoing development and management of control systems designed to preserve company assets. Due to his wealth of experience, and industry expertise, the Company has elected him as Chief Finance Officer, Chief Accounting Officer and Director.

Zhencong Bai - Chief Operating Officer and Director

Mr. Bai holds a degree in Manufacturing Engineering from Boston University. He has served as Marketing Director of Caliber Technology Pte Ltd, which develops mobile applications and related technologies, from 2012 to Present. Based off of what we feel is his insight into the mobile application market, based off of his experience at Caliber Technology Pte Ltd, we have appointed him as both Chief Operating Officer and Director.

Pek San Lam - Chief Channel Officer and Director

Pek San Lam has served as Operating Director of JP Solutions Pte Ltd, which specializes in mobile applications, from 2009 to Present. During her time at JP Solutions Pte Ltd she managed and oversaw all operations and activities of the IT division. Due to her experience at JP Solutions Pte Ltd the company has chosen to elect Pek San Lam to the positions of Chief Channel Officer and Director.

Note: Because our Officers and Directors serve other outside positions they are only able to focus on advancing our business operations part time. Each of our Officers and Directors currently devotes between 10-20 hours per week in regards to our operations. It should be noted however, that the amount of time our Officers and Director’s may allocate to our business activities may increase or decrease in the future. We can not accurately predict however, if this will occur for certain or what exact events will cause our Officers and Directors to allocate more time or less time to our operations.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended September 30, 2015 30 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Engchoon Peh, Chief Executive Officer and Director	(1)	-	-	3,800,000 (2)	-	-	-	-	$380

Guojin Bai, Chief Technology Officer and Director	(1)	-	-	2,250,000 (2)	-	-	-	-	$225

Siew Phek Ong, Chief Marketing Officer and Director	(1)	-	-	2,250,000 (2)	-	-	-	-	$225

Guojin Bai, Chief Technology Officer and Director	(1)	-	-	2,250,000 (2)	-	-	-	-	$225

Guobao Bai, Chief Financial Officer, Chief Accounting Officer and Director	(1)	-	-	2,250,000 (2)	-	-	-	-	$225

Zhencong Bai, Chief Operating Officer and Director	(1)	-	-	2,300,000 (2)	-	-	-	-	$230

Pek San Lam, Chief Channel Officer and Director	(1)	-	-	2,250,000 (2)	-	-	-	-	$225

1.) Road Marshall, Inc. was incorporated under the laws of the State of Delaware on September 17, 2015.

2.) On September 29, 2015 the following individuals were appointed as Officers and Directors to the Company.

* Engchoon Peh was appointed Chief Executive Officer and a Director of the Company.

* Guojin Bai was appointed Chief Technology Officer and a Director of the Company.

* Siew Phek Ong was appointed Chief Marketing Officer and a Director of the Company.

* Guobao Bai was appointed Chief Financial Officer, Chief Accounting Officer and a Director of the Company.

* Zhencong Bai was appointed Chief Operating Officer and a Director of the Company.

* Pek San Lam was appointed Chief Channel Officer and a Director of the Company.

On September 29, 2015 the Company issued the following quantities of restricted stock at par value ($0.0001) to the below individuals in exchange for the comprehensive rights and ownership to the mobile application “Road Marshall”, which includes the code and rights to distribute or sell the application through various marketplaces. Following the below share issuances the Company became the owner of the mobile application and the code that makes up the application. There is no formal agreement for the transfer of ownership of the mobile application. The ownership was transferred through a board minute which was approved by the board of directors who are listed below and who received shares for the mobile application.

Name of Individual	Shares of Common Stock Issued	Shares of Preferred Stock Issued
Engchoon Peh	3,750,000	50,000
Guojin Bai	2,250,000	-
Siew Phek Ong	2,250,000	-
Guobao Bai	2,250,000	-
Zhencong Bai	2,250,000	50,000
Pek San Lam	2,250,000	-
Total	15,000,000	100,000

Compensation of Directors

Compensation of Directors should be read in conjunction with the above titled “Summary Compensation Table.”

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 20, 2016, the Company has 15,000,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Engchoon Peh, Chief Executive Officer and Director	3,750,000	25%	50,000	50%	35%
Guojin Bai, Chief Technology Officer and Director	2,250,000	15%	none	n/a	9%
Siew Phek Ong, Chief Marketing Officer and Director	2,250,000	15%	none	n/a	9%
Guobao Bai, Chief Financial Officer, Chief Accounting Officer and Director	2,250,000	15%	none	n/a	9%
Zhencong Bai,Chief Operating Officer and Director	2,250,000	15%	50,000	50%	29%
Pek San Lam, Chief Channel Officer and Director	2,250,000	15%	none	n/a	9%

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 29, 2015 the following individuals were appointed as Officers and Directors to the Company.

* Engchoon Peh was appointed Chief Executive Officer and a Director of the Company.

* Guojin Bai was appointed Chief Technology Officer and a Director of the Company.

* Siew Phek Ong was appointed Chief Marketing Officer and a Director of the Company.

* Guobao Bai was appointed Chief Financial Officer, Chief Accounting Officer and a Director of the Company.

* Zhencong Bai was appointed Chief Operating Officer and a Director of the Company.

* Pek San Lam was appointed Chief Channel Officer and a Director of the Company.

On September 29, 2015 the Company issued the following quantities of restricted stock at par value ($0.0001) to the below individuals in exchange for the comprehensive rights and ownership to the mobile application “Road Marshall”, which includes the code and rights to distribute or sell the application through various marketplaces. Following the below share issuances the Company became the owner of the mobile application and the code that makes up the application. There is no formal agreement for the transfer of ownership of the mobile application. The ownership was transferred through a board minute which was approved by the board of directors who are listed below and who received shares for the mobile application.

Name of Individual	Shares of Common Stock Issued	Shares of Preferred Stock Issued
Engchoon Peh	3,750,000	50,000
Guojin Bai	2,250,000	-
Siew Phek Ong	2,250,000	-
Guobao Bai	2,250,000	-
Zhencong Bai	2,250,000	50,000
Pek San Lam	2,250,000	-
Total	15,000,000	100,000

During the period ending September 30, 2015 our CEO paid operating expenses in the amount of $400 which is recorded as additional paid in capital.

We have been utilizing and may utilize funds from our Chief Executive Officer, Engchoon Peh, who has informally agreed to advance funds to allow us to pay for filing fees, and professional fees that we may incur.

On October 7, 2015, the CEO of the Company, Engchoon Peh, made a down payment of $8,000 to ETN Services, LLC on behalf of the Company in accordance with the Company’s Consulting Agreement signed with ETN Services, LLC on September 30, 2015. The Company recorded this payment as additional paid in capital from the CEO. The agreement with ETN Services, LLC is in relation to Edgarizing and related services.

During the three months ended December 31, 2015, $10,500 in expenses were paid by our Chief Executive Officer Engchoon Peh on behalf of the Company. These expenses are considered contributions to capital and consisted mostly of professional and filing fees.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last fiscal year.

		For the Year Ended September 30, 2015
Audit fees	MaloneBailey, LLP	$2,500
Audit related fees		-
Tax fees		-
All other fees		-
Total		$2,500

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

Road Marshall, Inc.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F2

Financial Statements:

Balance Sheet as of September 30, 2015	F3

Statement of Operations for the period September 17, 2015 (date of inception) to September 30, 2015	F4

Statement of Changes in Stockholders Deficit for the period September 17, 2015 (date of inception) to September 30, 2015	F5

Statement of Cash Flows for the period September 17, 2015 (date of inception) to September 30, 2015	F6

Notes to Financial Statements	F7-F10

Balance Sheets as of September 30, 2015 and December 31, 2015 (unaudited)	F11

Statement of Operations for the three months ended December 31, 2015 (unaudited)	F12

Statement of Cash Flows for the three months ended December 31, 2015 (unaudited)	F13

Notes to Financial Statements (unaudited)	F14

- F1 -

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Road Marshall, Inc.

Singapore

We have audited the accompanying balance sheet of Road Marshall, Inc. (the “Company”) as of September 30, 2015 and the related statements of operations, stockholders’ deficit and cash flows for the period from September 17, 2015 (inception) through September 30, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Road Marshall, Inc. as of September 30, 2015 and the results of its operations and its cash flows for the period from September 17, 2015 (inception) through September 30, 2015, in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

MALONEBAILEY, LLP

www.malonebailey.com

Houston, Texas

December 11, 2015

- F2 -

Road Marshall, Inc.
Balance Sheet

September 30,
2015
ASSETS

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:

Accrued Expenses	$8,000

Total Current Liabilities	8,000

STOCKHOLDERS' DEFICIT
Preferred stock ( $.0001 par value, 20,000,000 shares authorized; 100,000 issued and outstanding as of September 30, 2015)	10
Common stock ($.0001 par value, 500,000,000 shares authorized, 15,000,000 shares issued and outstanding as of September 30, 2015)	1,500

Additional Paid in Capital	400

Accumulated Deficit	(9,910)
Total Stockholders' Deficit	(8,000)
TOTAL LIABILITIES & DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

- F3 -

Road Marshall, Inc.
Statement of Operations

For the period from September 17, 2015 (date of inception) to September 30, 2015

Operating Expenses

Selling General and Administrative	$9,910
Total Operating Expenses	9,910

Net loss	$(9,910)

Net loss per common share, basic and diluted	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	2,142,857

The accompanying notes are an integral part of these financial statements.

- F4 -

Road Marshall, Inc.
Statement of Changes in Stockholders' Deficit For the Period from September 17, 2015 (date of inception) through September 30, 2015

	Preferred Shares	Par Value Preferred Shares	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, September 17, 2015 (inception)	-	$-	-	$-	$-	$-	$-
							-
Issuance of 15,000,000 restricted shares of common stock	-	-	15,000,000	1,500	-	-	1,500
Issuance of 100,000 shares of preferred stock	100,000	10	-	-	-	-	10

Contribution by shareholder	-	-	-	-	400	-	400
Net loss	-	-	-	-	-	(9,910)	(9,910)

Balances, September 30, 2015	100,000	$10	15,000,000	$1,500	$400	$(9,910)	$(8,000)

The accompanying notes are an integral part of these financial statements.

- F5 -

Road Marshall, Inc.
Statement of Cash Flows

For the period from September 17, 2015 (date of inception) to September 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,910)
Adjustments to reconcile Net loss to net cash used in operating activities:
Preferred stock issued in exchange for mobile application	10
Common stock issued in exchange for mobile application	1,500
Operation expenses paid by shareholder	400
Changes in operating assets and liabilities:
Accrued expenses	8,000
Net cash used in Operating Activities	-

Net Change in Cash	-

Cash at beginning of period:	-
Cash at end of period:	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

- F6 -

Road Marshall, Inc.

Notes to the financial statements

Note 1 – Organization and Description of Business

Road Marshall, Inc. (the Company) was incorporated under the laws of the State of Delaware on September 17, 2015. Road Marshall, Inc. is a technology company engaged in the development of a mobile application for iOS and Android devices.

The Company has elected September 30th as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates. Due to the minimal level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at September 30, 2015 were $0.

- F7 -

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized at September 30, 2015.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of September 30, 2015 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2015. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-based Expense

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans September 30, 2015.

Share-based expense for the period ended September 30, 2015 was $1,510.

Note 3 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, negative cash flow from operating activities, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

- F8 -

Note 4 - Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities and also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. These amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein, with early application permitted. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). We early adopted this pronouncement. As the objective of the amendments in this update is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities our early adoption of this guidance has not impacted our financial position or results of operations.

Note 5 – Accrued Expenses

Accrued expenses totaled $8,000 at September 30, 2015 and consisted solely of professional fees.

Note 6 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of September 30, 2015.

- F9 -

Note 7 - Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

As of September 30, 2015, the Company has incurred a net loss of approximately $9,910 which resulted in a net operating loss for income tax purposes. NOLs begin expiring in 2035. The loss results in a deferred tax asset of approximately $3,469 at the effective statutory rate of 35%. The deferred tax asset has been off-set by an equal valuation allowance.

Sept 30, 2015
Deferred tax asset, generated from net operating loss at statutory rates	$3,469
Valuation allowance	(3,469)
$—

 The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	35.0%
Increase in valuation allowance	(35.0)%
Effective income tax rate	0.0%

Note 8 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company has issued 100,000 shares as of September 30, 2015.

On September 29, 2015 the company issued 50,000 shares of its $0.0001 par value preferred stock totaling $5 to the CEO of the Company as compensation for the comprehensive rights and ownership to the mobile application “Road Marshall”, which includes the code and rights to distribute or sell the application through various marketplaces. On September 29, 2015 the company issued 50,000 shares of its $0.0001 par value preferred stock totaling $5 to the COO of the Company as compensation for the comprehensive rights and ownership to the mobile application “Road Marshall”, which includes the code and rights to distribute or sell the application through various marketplaces. There is no formal agreement for the transfer of ownership of the mobile application. The ownership was transferred through a board minute which was approved by all the board of directors which includes the COO and CEO.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 15,000,000 shares of common stock issued and outstanding as of September 30, 2015.

The Company does not have any potentially dilutive instruments as of September 30, 2015 and, thus, anti-dilution issues are not applicable.

On September 29, 2015 the Company issued 3,750,000 of its $0.0001 par value common stock totaling $375 to the CEO of the Company and issued 11,250,000 of its $0.0001 par value common stock totaling $1,125 to five other officers and directors of the Company in exchange for the comprehensive rights to the mobile application. There is no formal agreement for the transfer of ownership of the mobile application. The ownership was transferred through a board minute which was approved by all the board of directors which includes the COO and CEO.

Pertinent Rights and Privileges

Holders of shares of Common Stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. Common Stock does not have cumulative voting rights. Nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

Holders of shares of Preferred Stock are entitled to voting rights where every one share of Preferred Stock has voting rights equal to one hundred shares of Common Stock.

Additional Paid In Capital

During the period ending September 30, 2015 our CEO paid operating expenses in the amount of $400 which is recorded as additional paid in capital.

Note 9 – Related-Party Transactions

Equity

The board of directors is a common control group of the comprehensive rights of the mobile application named “Road Marshall”.

On September 29, 2015 the company issued 50,000 shares of its $0.0001 par value preferred stock totaling $5 to the CEO of the Company as compensation for the comprehensive rights to the mobile application. On September 29, 2015 the company issued 50,000 shares of its $0.0001 par value preferred stock totaling $5 to the COO of the Company as compensation for the comprehensive rights to the mobile application. On September 29, 2015 the Company issued 3,750,000 of its $0.0001 par value common stock totaling $375 to the CEO of the Company and issued 11,250,000 of its $0.0001 par value common stock totaling $1,125 to five other officers and directors of the Company in exchange for the comprehensive rights to the mobile application. There is no formal agreement for the transfer of ownership of the mobile application. The ownership was transferred through a board minute which was approved by all the board of directors which includes the COO and CEO.

The Company treated this transaction as common control transfer of assets by founders. The value of the shares is nominal and is recorded as compensation. The Company evaluated the asset and concluded that it should be accounted at the historical carryover basis under US GAAP which is $0.

During the period ending September 30, 2015 our CEO paid operating expenses in the amount of $400 which is recorded as additional paid in capital.

Note 10 – Subsequent Events

On October 7, 2015, CEO of the Company, Engchoon Peh, made a down payment of $8,000 to ETN Services, LLC on behalf of the Company according to Consulting Agreement signed with ETN Services, LLC on September 30, 2015. The Company recorded this payment as additional paid in capital from CEO.

- F10 -

Road Marshall, Inc. Balance Sheets

	December 31,	September 30,
	2015 (unaudited)	2015
ASSETS

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:

Accrued Expenses	$9,822	$8,000

Total Current Liabilities	9,822	8,000

STOCKHOLDERS' DEFICIT:
Preferred stock ($.0001 par value, 20,000,000 shares authorized; 100,000 issued and outstanding as of December 31, 2015 and September 30, 2015)	10	10

Common stock ($.0001 par value, 500,000,000 shares authorized, 15,000,000 shares issued and outstanding as of December 31, 2015 and September 30, 2015)	1,500	1,500

Additional Paid in Capital	10,900	400

Accumulated Deficit	(22,232)	(9,910)
Total Stockholders' Deficit	(9,822)	(8,000)
Total LIABILITIES & Stockholders’ DEFICIT	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

- F11 -

Road Marshall, Inc.
Statement of Operations
Unaudited

		For the three months ended
		December 31, 2015

Operating Expenses

Selling, General and administrative	$
		12,322
Total Operating Expenses		12,322

Net loss		$(12,322)

Net loss per common share, basic and diluted		$(0.00)

Weighted average number of common shares outstanding, basic and diluted		15,000,000

The accompanying notes are an integral part of these unaudited financial statements.

- F12 -

Road Marshall, Inc.
Statement of Cash Flows
Unaudited

For the three months ended December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,322)
Adjustments to reconcile Net loss to net cash used in operating activities:
Operation expenses paid by shareholder	10,500
Changes in operating assets and liabilities:
Accrued expenses	1,822
Net cash used in Operating Activities	-

Net Change in Cash	-

Cash at beginning of period:	-
Cash at end of period:	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these unaudited financial statements.

- F13 -

Road Marshall, Inc.

Notes to the unaudited financial statements

Note 1 - Organization and Description of Business

Road Marshall, Inc. (the Company) was incorporated under the laws of the State of Delaware on September 17, 2015. Road Marshall, Inc. is a technology company engaged in the development of a mobile application for iOS and Android devices.

The Company has elected September 30th as its year end.

Basis of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form S-1, have been omitted.

Note 2 - Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, negative cash flow from operating activities, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 3 - Related Party Transactions

Contributions

During the three months ended December 31, 2015, $10,500 in expenses were paid by our Chief Executive Officer Engchoon Peh on behalf of the Company. These expenses are considered contributions to capital and consisted mostly of professional and filing fees.

- F14 -

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$3.65
Auditor Fees and Expenses	$4,500.00
Legal Fees	$500.00
EDGAR and Related Consulting fees	$34,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$40,003.65

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of Road Marshall, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Road Marshall, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his/her conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Road Marshall, Inc. was incorporated under the laws of the State of Delaware on September 17, 2015.

On September 29, 2015 the following individuals were appointed as Officers and Directors to the Company.

* Engchoon Peh was appointed Chief Executive Officer and a Director of the Company.

* Guojin Bai was appointed Chief Technology Officer and a Director of the Company.

* Siew Phek Ong was appointed Chief Marketing Officer and a Director of the Company.

* Guobao Bai was appointed Chief Financial Officer, Chief Accounting Officer and a Director of the Company.

* Zhencong Bai was appointed Chief Operating Officer and a Director of the Company.

* Pek San Lam was appointed Chief Channel Officer and a Director of the Company.

On September 29, 2015 the Company issued the following quantities of restricted stock at par value ($0.0001) to the below individuals in exchange for the comprehensive rights and ownership to the mobile application “Road Marshall”, which includes the code and rights to distribute or sell the application through various marketplaces. Following the below share issuances the Company became the owner of the mobile application and the code that makes up the application. There is no formal agreement for the transfer of ownership of the mobile application. The ownership was transferred through a board minute which was approved by the board of directors who are listed below and who received shares for the mobile application.

Name of Individual	Shares of Common Stock Issued	Shares of Preferred Stock Issued
Engchoon Peh	3,750,000	50,000
Guojin Bai	2,250,000	-
Siew Phek Ong	2,250,000	-
Guobao Bai	2,250,000	-
Zhencong Bai	2,250,000	50,000
Pek San Lam	2,250,000	-
Total	15,000,000	100,000

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Delaware Secretary of State on September 17, 2015 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
10.1	Agreement Regarding Offering Expenses (1)
10.2	Board Resolution -Transfer in Ownership of the Mobile Application, “Road Marshall”
23.1	Consent of Independent Accounting Firm “MaloneBailey LLP” (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424(b) ;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of 194 Pandan Loop, #05-08, Singapore on April 20, 2016.

Road Marshall, Inc.

By: /s/ Engchoon Peh
Name: Engchoon Peh
Title: Chief Executive Officer, and Director Date: April 20, 2016

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Engchoon Peh  Signature: /s/ Engchoon Peh  Title: Chief Executive Officer and Director (Principal Executive Officer) Date: April 20, 2016

Name: Zhencong Bai  Signature: /s/ Zhencong Bai  Title: Chief Operating Officer and Director  Date: April 20, 2016

Name: Guojin Bai  Signature: /s/ Guojin Bai  Title: Chief Technology Officer and Director  Date: April 20, 2016

Name: Siew Phek Ong  Signature: /s/ Siew Phek Ong  Title: Chief Marketing Officer and Director  Date: April 20, 2016

Name: Pek San Lam  Signature: /s/ Pek San Lam  Title: Chief Channel Officer and Director  Date: April 20, 2016

Name: Guobao Bai  Signature: /s/ Guobao Bai  Title: Chief Financial Officer, Chief Accounting Officer and Director (Principal Financial Officer and Principal Accounting Officer) Date: April 20, 2016